Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Celanese Corporation:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-122789, 333-128048, 333-158734, 333-158736, 333-166358, 333-180932, 333-193836, and 333-224420) and on Form S-3 (No. 333-236294) of Celanese Corporation (the Company) of our report dated February 11, 2021, with respect to the consolidated balance sheets of the Company as of December 31, 2020 and 2019, the related consolidated statements of operations, comprehensive income (loss), equity, and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2020, which report appears in the December 31, 2020 annual report on Form 10-K of the Company.

Our report refers to a change in accounting principle as of January 1, 2019 for the adoption of Financial Accounting Standards Board's Accounting Standards Update 2016-02, Leases.

/s/ KPMG LLP

Dallas, Texas
February 11, 2021